News
For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS SECOND QUARTER 2010 RESULTS
Strong Results Continue on Track with Expectations

CHANTILLY, Va., August 5, 2010 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of online financial services, today reported financial and operating results for the three months ended June 30, 2010.

•	Revenue was $36.4 million, compared to $37.8 million in the second quarter of 2009.

•	Ebitda, a non-GAAP measure, was $6.0 million, compared to $8.4 million in the same quarter of 2009.

•	Adjusted Ebitda, a non-GAAP measure that adjusts Ebitda for equity compensation and other expense, was $6.6 million, compared to $9.3 million in the prior year period.

•	Net loss available to common stockholders was $1.3 million, or $0.04 per share, compared to a loss of $1.7 million, or $0.06 per share, in the same quarter of 2009.

•	Core net income, a non-GAAP measure, was $1.7 million, or $0.06 per diluted share, compared to $2.5 million, or $0.08 per diluted share, in the same quarter of 2009.

Excluding $1.3 million in restructuring costs, Ebitda, adjusted Ebitda and net loss available to common stockholders per share would have been $7.3 million, $7.9 million and a loss of $0.01 net of tax, respectively.

“We performed well in the second quarter, with revenue and earnings near the high end of our expectations,” said Joseph L. Cowan, the company’s president and chief executive officer. “As anticipated, we saw the typical first-to-second quarter decline in eCommerce transactions and associated revenue during the quarter.”

“I believe the organizational changes made in April were an excellent first step toward increasing focus across the company. We are now in the process of a deep evaluation of the business that will further align Online Resources’ strategy with the best possible path for revenue growth. I am encouraged by the strengths I see in our products and people, and believe we can match those to achieve top and bottom line growth. I look forward to sharing more about our plans in the fourth quarter, after we complete this evaluation process.”

(more)

Outlook for Third Quarter 2010
Online Resources provided the following guidance for the third quarter of 2010. These statements are forward-looking, and actual results may differ materially.

•	Revenue for the third quarter is expected to be between $34.6 and $36.6 million.

•	Ebitda[1,2] for the quarter is expected to be between $4.8 and $6.3 million

•	Adjusted Ebitda[1,2] for the quarter is expected to be between $6.0 and $7.3 million.

•	Core net income[1,3,4,5] is expected to be between $0.01 and $0.03 per diluted share.

(1)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda, adjusted Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(2)	Ebitda is defined as net income before interest, taxes, depreciation and amortization expense. Adjusted Ebitda is defined as net income before interest, taxes depreciation and amortization, and equity compensation expense.

(3)	Core net income is defined as net income available to common stockholders before, on a pre-tax basis unless otherwise noted, the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the change in valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark-to-market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.

(4)	Excludes estimates for amortization of acquisition-related intangible assets of $1.3 million, equity compensation expense of $1.0 million and preferred stock accretion related to the redemption premium of $0.4 million.

(5)	Core net income per share calculated using estimated fully diluted shares outstanding of 32.1 million.

Conference Call and Web Cast
Management will host a conference call to discuss results at 5:00 p.m. ET today. The conference call dial-in number is (877) 303-6496 for domestic participants and (707) 287-9318 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on August 5th until midnight on Thursday, August 12th. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 86129994. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources (Nasdaq: ORCC) powers financial interactions between millions of consumers and the Company’s financial institution and biller clients.  Backed by its proprietary payments gateway that links banks directly with billers, the Company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data1
(Unaudited)

	3Q08	4Q08	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10
BANKING SERVICES
Payment Services
Revenue	$18.4	$17.9	$17.5	$17.2	$17.1	$16.7	$16.4	$15.7
Bill Payment Transactions	39.1	39.4	39.0	37.3	38.5	37.8	35.9	36.6

Other Revenue	$5.6	$5.3	$5.4	$5.9	$5.7	$7.7	$7.0	$6.5

eCOMMERCE SERVICES
Payment Services — User Paid
Revenue	$6.2	$5.8	$6.5	$5.8	$4.7	$4.1	$4.8	$4.1
Bill Payment Transactions	1.7	1.6	1.7	1.6	1.4	1.2	1.4	1.3

Payment Services — Biller Paid
Revenue	$6.0	$6.2	$7.1	$7.0	$7.2	$7.3	$8.6	$8.4
Bill Payment Transactions	11.3	11.8	12.7	13.5	13.7	14.2	15.4	15.9

Other Revenue	$1.9	$2.0	$2.7	$1.9	$1.9	$2.4	$1.9	$1.7

OTHER KEY METRICS
Internet Banking Adoption Rate[2]	33.6%	35.4%	38.3%	40.8%	43.2%	46.0%	45.0%	47.9%
Banking Billpay Adoption Rate	10.0%	10.2%	10.4%	10.7%	11.1%	11.4%	11.6%	11.9%
Enterprise Users	13.0	13.2	13.8	14.0	14.3	14.8	14.7	15.0

Notes:

1.	In millions except adoption rates.

2.	The Company refined its definition of an Internet banking user in 1Q09 to incorporate a stricter definition of an active user. In order to make them consistent with the new definition, the Internet banking adoption rates for prior periods have been adjusted. User counts under the new definition have been estimated for the prior periods.

Online Resources Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	JUNE 30,			JUNE 30,
	2010		2009	2010		2009
		(Unaudited)			(Unaudited)
Revenues:
Account presentation services	$2,058		$1,954	$4,439		$3,794
Payment services	28,145		30,027	57,877		61,155
Relationship management services	2,042		2,000	4,140		4,040
Professional services and other	4,114		3,802	8,485		8,034

Total revenues	36,359		37,783	74,941		77,023

Expenses:
Cost of revenues	19,386		20,016	39,012		39,680

Gross profit	16,973		17,767	35,929		37,343

General and administrative	8,273		6,887	16,028		16,608
Selling and marketing	4,846		5,722	9,757		11,328
Systems and development	2,553		2,131	5,126		4,384

Total expenses	15,672		14,740	30,911		32,320

Income from operations	1,301		3,027	5,018		5,023

Other income (expense)
Interest income	14		36	21		82
Interest expense	224		(1,862)	164		(2,943)
Other income (expense)	(1)		63	(99)		77

Total other income (expense)	237		(1,763)	86		(2,784)

Income before tax provision	1,538		1,264	5,104		2,239
Income tax provision	469		688	1,855		1,032

Net income	1,069		576	3,249		1,207
Preferred stock accretion	2,374		2,287	4,711		4,536

Net loss available to common stockholders	$(1,305)		$(1,711)	$(1,462)		$(3,329)

Net loss available to common stockholders per share:
Basic	$(0.04)		$(0.06)	$(0.05)		$(0.11)
Diluted	$(0.04)		$(0.06)	$(0.05)		$(0.11)

Shares used in calculation of net loss available to common stockholders per share:
Basic	30,911		29,908	30,699		29,821
Diluted	30,911		29,908	30,699		29,821

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	JUNE 30,		DECEMBER 31,
	2010		2009
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,177		$22,907
Accounts receivable, net	19,296		17,457
Deferred tax asset, current portion	7,476		7,477
Prepaid expenses and other current assets	5,690		4,043

Total current assets	53,639		51,884

Property and equipment, net	28,514		25,561
Deferred tax asset, less current portion	19,737		22,490
Goodwill	181,516		181,516
Intangible assets	16,789		19,972
Deferred implementation costs, less current portion, and other assets	8,546		7,067

Total assets	$308,741		$308,490

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,952		$2,008
Accrued expenses	5,106		3,739
Notes payable, senior secured debt, current portion	13,063		8,250
Interest payable	3		27
Deferred revenues, current portion, and other current liabilities	7,172		6,793

Total current liabilities	28,296		20,817

Notes payable, senior secured debt, less current portion	27,687		40,500
Deferred revenues, less current portion, and other long-term liabilities	6,887		6,888

Total liabilities	62,870		68,205

Redeemable convertible preferred stock	105,334		100,623

Stockholders’ equity	140,537		139,662

Total liabilities and stockholders’ equity	$308,741		$308,490

Online Resources Corporation
Condensed Consolidated Statements of Cash Flows

(In thousands)

	SIX MONTHS ENDED
	JUNE 30,
	2010		2009
		(Unaudited)

Operating activities
Net income	$3,249		$1,207
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax benefit	2,754		1,019
Depreciation and amortization	9,362		10,409
Equity compensation expense	1,579		2,238
Write off and amortization of debt issuance costs	185		170
Loss on disposal of assets	1		15
Provision for losses on accounts receivable	8		16
Gain on investments	-		(77)
Change in fair value of theoretical swap derivative	(1,027)		702
Changes in certain other assets and liabilities	(1,193)		822

Net cash provided by operating activities	14,918		16,521
Investing activities
Purchases of property and equipment	(9,070)		(4,457)
Sale of short-term investments	-		770

Net cash used in investing activities	(9,070)		(3,687)
Financing activities
Net proceeds from issuance of common stock	441		366

Repayment of 2007 notes	(8,000)		(7,438)

Repayment of capital lease obligations	(19)		(16)

Net cash used in financing activities	(7,578)		(7,088)

Net (decrease) increase in cash and cash equivalents	(1,730)		5,746
Cash and cash equivalents at beginning of year	22,907		22,969

Cash and cash equivalents at end of period	$21,177		$28,715

Online Resources Corporation
Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	JUNE 30,			JUNE 30,
	2010		2009	2010		2009
		(Unaudited)			(Unaudited)
Reconciliation of ebitda (See Note 1):
Net income	$1,069		$576	$3,249		$1,207
Depreciation and amortization (incl. loss on disposal of assets)	4,704		5,294	9,363		10,424
Interest expense, net	(238)		1,826	(185)		2,861
Income tax provision	469		688	1,855		1,032

Ebitda (See Note 1)	$6,004		$8,384	$14,282		$15,524

Reconciliation of adjusted ebitda (See Note 2):
Net income	$1,069		$576	$3,249		$1,207
Depreciation and amortization (incl. loss on disposal of assets)	4,704		5,294	9,363		10,424
Equity compensation expense	621		1,004	1,579		2,238
Other (income) expense	(237)		1,763	(86)		2,784
Income tax provision	469		688	1,855		1,032

Adjusted Ebitda (See Note 2)	$6,626		$9,325	$15,960		$17,685

Reconciliation of core net income (See Note 3):
Net loss available to common stockholders	$(1,305)		$(1,711)	$(1,462)		$(3,329)
Preferred stock accretion related to redemption premium	404		396	807		791
Change in fair value of theoretical swap derivative	(629)		760	(1,027)		702
Change in fair value of mark to market investments	—		(64)	—		(77)
Change in tax valuation allowance	100		—	100		—
Restructuring costs, net of tax	899		—	823		—
Equity compensation expense	621		1,004	1,579		2,238
Amortization of intangible assets	1,644		2,082	3,285		4,164

Core net income (see Note 3)	$1,734		$2,467	$4,105		$4,489

Reconciliation of core net income per share:
Diluted net loss available to common stockholders	$(0.04)		$(0.06)	$(0.05)		$(0.11)
Preferred stock accretion related to redemption premium	0.01		0.01	0.03		0.03
Change in fair value of theoretical swap derivative	(0.02)		0.02	(0.03)		0.02
Change in fair value of mark to market investments	—		—	—		—
Change in tax valuation allowance	—		—	—		—
Restructuring costs, net of tax	0.03		—	0.03		—
Equity compensation expense	0.02		0.03	0.05		0.07
Amortization of intangible assets	0.05		0.07	0.10		0.13
Other, including impact of treasury method and rounding	0.01		0.01	—		0.01

Core net income per share (see Note 4)	$0.06		$0.08	$0.13		$0.15

Notes:

1.	Ebitda is a non-GAAP measure we define as net income before interest, taxes, depreciation and amortization expense.

2.	Adjusted ebitda is a non-GAAP measure we define as net income before interest, taxes, depreciation and amortization and equity compensation expense.

3.	Core net income is defined as net income available to common stockholders before, on a pre-tax basis unless otherwise noted, the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the change in valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark-to-market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.

4.	Calculated using fully diluted shares outstanding of 31.4 million and 31.0 million for the three months ended June 30, 2010 and 2009, respectively, and 31.5 million and 30.9 million for the six months ended June 30, 2010 and 2009, respectively.